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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-6268599 (I.R.S. Employer Identification No.)

National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana, 46204
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
8 3/8% Series J Cumulative Redeemable Preferred Stock	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act registration statement file number to which this form relates: 333-118247

        Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Registrant's 8 3/8% Series J Cumulative Redeemable Preferred Stock (the "8 3/8% Preferred Stock") to be registered hereunder is set forth in the section entitled "DESCRIPTION OF SIMON CAPITAL STOCK—Description of Simon 8 3/8% Preferred Stock" of the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) that was filed with the Securities and Exchange Commission (the "Commission") on September 9, 2004, which description is incorporated herein by reference.

Item 2.    Exhibits

        Pursuant to the Instructions as to Exhibits, the following exhibits are being filed herewith:

(1)
Proxy Statement/Prospectus of Simon Property Group, Inc. (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) filed on September 9, 2004).

(2)
Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 9, 1998).

(3)
Amended and Restated By-Laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

(4)
Form of Certificate of Designations of the 8 3/8% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118274) filed on September 9, 2004).

(5)
Form of the 8 3/8% Series J Cumulative Redeemable Preferred Stock Certificate.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 2, 2004
SIMON PROPERTY GROUP, INC.
	By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
(1)	Proxy Statement/Prospectus of Simon Property Group, Inc. (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118247) filed on September 9, 2004).
(2)	Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 9, 1998).
(3)	Amended and Restated By-Laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
(4)
Form of Certificate of Designations of the 8 3/8% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-118274) filed on September 9, 2004).
(5)	Form of the 8 3/8% Series J Cumulative Redeemable Preferred Stock Certificate.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX